Exhibit (d)(3)(C)

JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

AMENDMENT made as of this 17th day of December, 2014 to the Subadvisory Agreement dated January 1, 2014, as amended (the “Agreement”), between John Hancock Advisers, LLC, a Delaware limited liability company (the “Adviser”), and John Hancock Asset Management a division of Manulife Asset Management (US) LLC, a Delaware limited liability company (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to the compensation of the Subadviser is amended to change the fee for the Lifestyle Portfolios and Retirement Living through 2010-2055 Portfolios.

2.	EFFECTIVE DATE

The Amendment shall become effective on February 18, 2015 following approval of the Amendment by the Board of Trustees of John Hancock Funds II.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:_____________________
Name: Leo Zerilli
Title: Senior Vice President and Chief Investment Officer

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC

By:_______________________________
Name:
Title:

2

APPENDIX A

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

	First		Next		Excess Over
Portfolio	$250 million		$500 million		$750 million
	of Aggregate		of Aggregate		of Aggregate
	Net Assets*		Net Assets*		Net Assets*

Emerging Markets Debt Fund		%		%		%

Short Term Government Income Fund		%		%		%

	First		Next		Excess Over
Portfolio	$250 million		$250 million		$500 million
	of Aggregate		of Aggregate		of Aggregate
	Net Assets*		Net Assets*		Net Assets*

Asia Total Return Bond Fund		%		%		%

	First		Next		Excess Over
Portfolio	$2.5 Billion		$2.5 Billion		$5 Billion
	of Aggregate		of Aggregate		of Aggregate
	Net Assets*		Net Assets*		Net Assets*
Active Bond		%		%		%

	First $500 million		Next $500 million		Excess Over
	of Aggregate		of Aggregate		$1 billion of
Portfolio	Net Assets*		Net Assets*		Aggregate Net Assets*
Fundamental Large Cap		%		%		%
Value Fund

Excess Over
	First $500 million		Next $500 million		Next $500 million		$1.5 billion
	of Aggregate		of Aggregate		of Aggregate		of Aggregate
Portfolio	Net Assets*		Net Assets*		Net Assets*		Net Assets*
Fundamental Large		%		%		%		%
Cap Core Fund

	First $2.5 billion		Excess Over $2.5 billion
Portfolio	of Aggregate Net Assets*		of Aggregate Net Assets*
Fundamental All Cap		%		%
Core Fund

A-1

Portfolio	First $500 million of Aggregate Net Assets*		Next $3 Billion of Aggregate Net Assets*		Excess Over $3.5 Billion of Aggregate Net Assets*
Strategic Income Opportunities Fund		%		%		%

Portfolio	First $1 billion		Excess over $1 billion
Fundamental Global Franchise Fund		%		%

Portfolio	First $500 million of		Excess over $500 million
Diversified Strategies Fund	Aggregate Net Assets*		of Aggregate Net Assets*
		%		%

			Between		Between
			$2.5 billion and		$7.5 billion and		Excess Over
	First $2.5 billion		$7.5 billion of		$10 billion of		$10 billion
	of Aggregate Net		Aggregate Net		Aggregate Net		of Aggregate
Portfolio	Assets*		Assets*		Assets*		Net Assets*
Strategic Equity		%		%		%		%
Allocation Fund

	First $500 million of		Excess over $500 million of
Portfolio	Aggregate Net Assets*		Aggregate Net Assets*
Global Equity Fund		%		%**

**When Aggregate Net Assets exceed $500 million, the fee is [     %] on all asset levels.

A-2

Portfolio	All Asset Levels

Alternative Asset Allocation Fund	%

Portfolio

Income Allocation Fund**

Net Assets of the Fund	First $5 billion - % Excess over $5 billion – %

Aggregate Net Assets* of the Fund managed according to the Subadviser’s strategic income opportunities strategy (the “SIO Sleeve”)	First $500 million - % Next $3 billion - % Excess over $3.5 billion - %

Aggregate Net Assets* of the Fund managed according to the Subadviser’s bond strategy for John Hancock Bond Fund (the “Bond Sleeve”)	First $500 million - % Next $500 million - % Next $500 million - % Next $500 million - % Next $500 million - % Excess over $2.5 billion - %

**In no event will the total subadvisory fees payable by the Adviser with respect to this Fund exceed [     %], notwithstanding the total subadvisory fees otherwise payable when calculating the subadvisory fees in accordance with the foregoing schedule.

Portfolio	All Asset Levels

Retirement Living through II 2010 Portfolio	%
Retirement Living through II 2015 Portfolio
Retirement Living through II 2020 Portfolio
Retirement Living through II 2025 Portfolio
Retirement Living through II 2030 Portfolio
Retirement Living through II 2035 Portfolio
Retirement Living through II 2040 Portfolio
Retirement Living through II 2045 Portfolio
Retirement Living through II 2050 Portfolio
Retirement Living through II 2055 Portfolio
Lifestyle II Aggressive Portfolio
Lifestyle II Balanced Portfolio
Lifestyle II Conservative Portfolio
Lifestyle II Growth Portfolio
Lifestyle II Moderate Portfolio
Retirement Choices at 2010 Portfolio
Retirement Choices at 2015 Portfolio
Retirement Choices at 2020 Portfolio
Retirement Choices at 2025 Portfolio
Retirement Choices at 2030 Portfolio
Retirement Choices at 2035 Portfolio
Retirement Choices at 2040 Portfolio
Retirement Choices at 2045 Portfolio
Retirement Choices at 2050 Portfolio
Retirement Choices at 2055 Portfolio

A-3

Portfolio	All Asset Levels

Retirement Living through 2010 Portfolio	%
Retirement Living through 2015 Portfolio
Retirement Living through 2020 Portfolio
Retirement Living through 2025 Portfolio
Retirement Living through 2030 Portfolio
Retirement Living through 2035 Portfolio
Retirement Living through 2040 Portfolio
Retirement Living through 2045 Portfolio
Retirement Living through 2050 Portfolio
Retirement Living through 2055 Portfolio
Lifestyle Aggressive Portfolio
Lifestyle Balanced Portfolio
Lifestyle Conservative Portfolio
Lifestyle Growth Portfolio
Lifestyle Moderate Portfolio

*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust managed by the Subadviser. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

Trust Portfolios	Other Portfolios

Active Bond Fund	Active Bond Trust, a series of John Hancock Variable Insurance Trust

Asia Total Return Bond Fund	Not Applicable

Strategic Income Opportunities Fund	Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust and the SIO Sleeve of Income Allocation Fund, a series of the Trust

Short Term Government Income Fund	Short Term Government Income Trust, a series of John Hancock Variable Insurance Trust

Fundamental Large Cap Value Fund	Fundamental Large Cap Value Trust, a series of John Hancock Variable Insurance Trust
Fundamental Value Trust, a series of John Hancock Variable Insurance Trust

A-4

Fundamental Large Cap Core Fund	Not Applicable

Fundamental All Cap Core Fund	Fundamental All Cap Core Trust, a series of John Hancock Variable Insurance Trust

Diversified Strategies Fund	Not Applicable

Strategic Equity Allocation Fund	Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust

Fundamental Global Franchise Fund	Not Applicable

Global Equity Fund	Not Applicable

Income Allocation Fund, SIO Sleeve	Strategic Income Opportunities Fund, a series of the Trust and Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust

Income Allocation Fund, Bond Sleeve	John Hancock Bond Fund, a series of John Hancock Sovereign Bond Fund

Alternative Asset Allocation Fund	Not Applicable
Emerging Markets Debt Fund
Retirement Living through 2010 Portfolio
Retirement Living through 2015 Portfolio
Retirement Living through 2020 Portfolio
Retirement Living through 2025 Portfolio
Retirement Living through 2030 Portfolio
Retirement Living through 2035 Portfolio
Retirement Living through 2040 Portfolio
Retirement Living through 2045 Portfolio
Retirement Living through 2050 Portfolio
Retirement Living through 2055 Portfolio
Retirement Living through II 2010 Portfolio
Retirement Living through II 2015 Portfolio
Retirement Living through II 2020 Portfolio
Retirement Living through II 2025 Portfolio
Retirement Living through II 2030 Portfolio
Retirement Living through II 2035 Portfolio
Retirement Living through II 2040 Portfolio
Retirement Living through II 2045 Portfolio
Retirement Living through II 2050 Portfolio
Retirement Living through II 2055 Portfolio
Lifestyle Aggressive Portfolio
Lifestyle Balanced Portfolio
Lifestyle Conservative Portfolio
Lifestyle Growth Portfolio
Lifestyle Moderate Portfolio
Lifestyle II Aggressive Portfolio

A-5

Lifestyle II Balanced Portfolio
Lifestyle II Conservative Portfolio
Lifestyle II Growth Portfolio
Lifestyle II Moderate Portfolio
Retirement Choices at 2010 Portfolio
Retirement Choices at 2015 Portfolio
Retirement Choices at 2020 Portfolio
Retirement Choices at 2025 Portfolio
Retirement Choices at 2030 Portfolio
Retirement Choices at 2035 Portfolio
Retirement Choices at 2040 Portfolio
Retirement Choices at 2045 Portfolio
Retirement Choices at 2050 Portfolio
Retirement Choices at 2055 Portfolio

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

A-6